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                             TAX SHARING AGREEMENT


     THIS TAX SHARING AGREEMENT (the "Agreement") dated as of the Effective Date (as hereinafter defined), is entered into by and among Tele-Communications, Inc., a Delaware corporation ("TCI" or the "Company"), TCI Communications, Inc., a Delaware corporation ("TCIC"), on behalf of itself and each member of the Cable Subgroup (as hereinafter defined), Liberty Media Corporation, a Delaware corporation ("Liberty"), on behalf of itself and each member of the Programming Subgroup (as hereinafter defined), and TCI Ventures Group L.L.C., a Delaware limited liability company ("Ventures"), on behalf of itself and each member of the Ventures Subgroup (as hereinafter defined).

                                   RECITALS:

     As of July 1, 1995, each of Liberty, Tele-Communications International, Inc. ("International"), TCI Technology Ventures, Inc. ("Technology"), TCIC, and TCI Cable Investments, Inc. ("TCICI") and their Subsidiaries (as hereinafter defined) were members of an affiliated group of corporations of which TCI was the parent and which filed consolidated federal income tax returns pursuant to
Section 1501 of the Code (as hereinafter defined). In order to set forth their agreement regarding allocation and sharing of federal, state, local and foreign taxes of such affiliated group, each of Liberty, International, Technology, TCIC and TCICI (collectively, the "Original Subgroup Parents") entered into a Tax Sharing Agreement with TCI, effective as of July 1, 1995 (the "Original Agreement"), which was intended to bind TCI, each of the Original Subgroup Parents, each of the respective Subsidiaries of the Original Subgroup Parents, and any other members of such affiliated group. The Original Agreement was amended by a First Amendment to Tax Sharing Agreement dated as of October 1, 1995 among TCI, each of the Original Subgroup Parents, TCI Starz, Inc. ("Starz") and TCI CT Holdings, Inc. ("CT") (the "First Amendment"), a Second Amendment to Tax Sharing Agreement dated as of December 3, 1996 among TCI, each of the Original Subgroup Parents, Starz, and CT (the "Second Amendment"), and a Third Amendment to Tax Sharing Agreement dated as of December 1, 1996 among TCI, each of the Original Subgroup Parents, Starz, CT, TCI Telephony Holdings, Inc. ("Telephony") and TCI Wireline Holdings, Inc. ("Wireline") (the "Third Amendment"; the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the "Amended Agreement").

     Each of TCIC, Liberty and Ventures and each other member of their respective Subgroups are members of an affiliated group of corporations of which TCI is the parent and which files consolidated federal income tax returns pursuant to Section 1501 of the Code (the "TCI Affiliated Group"). The parties to this Agreement desire to enter into arrangements regarding tax allocation and sharing by TCIC, Liberty, Ventures, and each other member of their respective Subgroups and TCI which would be effective from and after the Effective Date and which differ in certain respects from the arrangements set forth in the Amended Agreement. At the same time, the


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parties intend that the Amended Agreement shall continue in full force and effect and shall continue to govern the allocation and sharing arrangement with respect to federal, state, local and foreign taxes for taxable periods prior to the Effective Date and all claims and liabilities of the parties to this Agreement with respect to such taxable periods and shall also continue to govern with respect to the rights, powers, obligations, claims and liabilities of each party to this Agreement relative to those of parties to or entities bound by the Amended Agreement which are not also parties to or bound by this Agreement.

         Therefore, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

  A. Definitions. As used in this Agreement, the following terms shall have the following meanings:

           "Affiliated Group" has the meaning ascribed thereto in Section 1504(a) of the Code.

           "Alternative Minimum Tax" means the Tax imposed by Section 55 of the Code.

           "Alternative Minimum Tax Benefit," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.2.b. hereof.

           "Alternative Minimum Tax Liability," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.1.b. hereof.

           "AMT Benefit Adjustment," as to any AMT Loss Subgroup, shall mean the amount determined with respect to such AMT Loss Subgroup under Section C.2.b.ii. hereof.

           "AMT Benefit Payment," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.5.a.iv. hereof.

           "AMT Carried Losses" mean the total amount of taxable losses of each AMT Gain Subgroup that can be carried to the current taxable year or part thereof to offset such AMT Gain Subgroup's Pre-Adjustment Alternative Minimum Tax Liability (when multiplied by the AMT Tax Rate), which are not utilized by the TCI Affiliated Group to offset its consolidated federal tax liability for such taxable year or portion thereof.

           "AMT Credit" means a credit against regular federal income tax under
Section 53 of the Code.

           "AMT Credit Ratio" means the ratio that the amount of AMT Credit attributable to a prior taxable period which is utilized by TCI to reduce its consolidated federal


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income tax liability for the current taxable year or part thereof bears to the total amount of AMT Credit available for such prior taxable period.

           "AMT Current Losses" mean the total amount of taxable losses of each AMT Loss Subgroup that are attributable to the current taxable year or part thereof, which are utilized by the TCI Affiliated Group to offset its consolidated federal tax liability for such taxable year or portion thereof.

           "AMT Gain Subgroup" means any Subgroup that has a Pre-Adjustment Alternative Minimum Tax Liability for the taxable year or part thereof.

           "AMT Gain Subgroup Sharing Ratio" means the ratio that the amount of AMT Carried Losses that are attributable to such Subgroup bears to the total amount of AMT Carried Losses that are attributable to each Subgroup of the TCI Affiliated Group.

           "AMT Liability Adjustment," as to any AMT Gain Subgroup, shall mean the amount determined with respect to such AMT Gain Subgroup under Section C.1.b.ii. hereof.

           "AMT Loss Subgroup" means any Subgroup that has a Pre-Adjustment Alternative Minimum Tax Benefit for the taxable year or part thereof.

           "AMT Loss Subgroup Sharing Ratio" means the ratio that the amount of AMT Current Losses that are attributable to such Subgroup bears to the total amount of AMT Current Losses that are attributable to each Subgroup of the TCI Affiliated Group.

           "AMT Tax Rate" means the statutory rate set forth in Section 55(b)(1)(B)(i) of the Code.

           "Applicable Federal Tax Rate" means (i) the Regular Federal Tax Rate, if the TCI Affiliated Group is not liable for Alternative Minimum Tax during such taxable year or portion thereof, and (ii) the AMT Tax Rate, if the TCI Affiliated Group is liable for the Alternative Minimum Tax during such taxable year or portion thereof.

           "Cable Subgroup" means TCI and each First Tier LLC and Subsidiary of TCI that is part of the TCI Group.

           "Carried Losses" mean (i) Regular Tax Carried Losses and (ii) if the TCI Affiliated Group is liable for the Alternative Minimum Tax for such taxable period, AMT Carried Losses.

           "Code" means the Internal Revenue Code of 1986, as amended.


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           "Corresponding Paid Loss" shall mean (i) each item of Regular Tax
Carried Loss for which a Regular Tax Gain Subgroup receives a Regular Tax Liability Adjustment and (ii) if the TCI Affiliated Group is liable for the Alternative Minimum Tax during such taxable year or part thereof, each item of AMT Carried Loss for which an AMT Gain Subgroup receives an AMT Liability Adjustment.

           "Current Losses" mean (i) Regular Tax Current Losses and (ii) AMT Current Losses.

           "Deconsolidation Date" means, as to any Subgroup or Subgroup Member, the date that such Subgroup or Subgroup Member ceases to be part of the TCI Affiliated Group.

           "Effective Date" means October 1, 1997.

           "Federal Tax Benefit," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.2. hereof.

           "Federal Tax Liability," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.1. hereof.

           "Final Determination" means the final resolution of liability for any Tax for a taxable period, including any related interest and penalties, (i) pursuant to IRS Form 870-AD (or any successor form thereto), on the date of acceptance by or on behalf of the IRS, or by a comparable agreement form under the laws of any state, local or foreign government or the rules or regulations of any state, local or foreign taxing authority, except that a Form 870-AD or comparable form that reserves the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination with respect to the items so reserved; (ii) by a decision, judgment, decree or other order by a court of competent jurisdiction, which has become final and nonappealable; (iii) by a closing agreement or offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of any state, local or foreign government or the rules or regulations of any state, local or foreign taxing authority; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, including any related interest or penalties, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the jurisdiction imposing the Tax (including a refund or credit allowed as a result of the filing of an amended return); (v) by any other final disposition by reason of the expiration of the applicable statute of limitations; or (vi) by the occurrence of any event which the parties agree in writing is a Final Determination.

           "First Tier LLC" means any limited liability company that is wholly owned directly by TCI.

           "include" and derivatives thereof are used in an illustrative and not a limitative sense.


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           "IRS" means the Internal Revenue Service.

           "Liberty Media Group" means the Company's assets that are tracked by the Tele-Communications, Inc. Series A Liberty Media Group Common Stock and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock.

           "Post-Deconsolidation Correlative Amounts" mean all payments made pursuant to this Agreement which are not in settlement of a tax liability but are correlative thereto (e.g., interest, penalties, additions to tax, or costs of contesting a proposed adjustment under Section F.3. hereof) and which are neither paid nor accrued on or before the Deconsolidation Date (as defined below).

           "Pre-Adjustment Alternative Minimum Tax Benefit," as to any Subgroup, means the amount determined with respect to such Subgroup under Section C.2.b.i. hereof.

           "Pre-Adjustment Alternative Minimum Tax Liability," as to any Subgroup, means the amount determined with respect to such Subgroup under Section C.1.b.i. hereof.

           "Pre-Adjustment Regular Tax Benefit," as to any Subgroup, means the amount determined with respect to such Subgroup under Section C.2.a.i. hereof.

           "Pre-Adjustment Regular Tax Liability," as to any Subgroup, means the amount determined with respect to such Subgroup under Section C.1.a.i. hereof.

           "Programming Subgroup" means each First Tier LLC and Subsidiary of TCI that is part of the Liberty Media Group.

           "Regular Federal Tax Rate" means the maximum corporate federal income tax rate in effect for such taxable year or part thereof.

           "Regular Tax Benefit," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.2.a. hereof.

           "Regular Tax Benefit Adjustment," as to any Regular Tax Loss Subgroup, shall mean the amount determined with respect to such Regular Tax Loss Subgroup under Section C.2.a.ii. hereof.

           "Regular Tax Carried Losses" mean the total amount of taxable losses of each Regular Tax Gain Subgroup that can be carried to the current taxable year or part thereof to offset such Regular Tax Gain Subgroup's Pre-Adjustment Regular Tax Liability (when multiplied by the Regular Federal Tax Rate), which are not utilized by the TCI Affiliated Group to offset its consolidated federal tax liability for such taxable year or portion thereof.


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           "Regular Tax Current Losses" mean the total amount of taxable losses of each Regular Tax Loss Subgroup that are attributable to the current taxable year or part thereof, which are utilized by the TCI Affiliated Group to offset its consolidated federal tax liability for such taxable year or portion thereof.

           "Regular Tax Gain Subgroup" means any Subgroup that has a Pre-Adjustment Regular Tax Liability for the taxable year or part thereof.

           "Regular Tax Gain Subgroup Sharing Ratio" means the ratio that the amount of Regular Tax Carried Losses that are attributable to such Subgroup bears to the total amount of Regular Tax Carried Losses that are attributable to each Subgroup of the TCI Affiliated Group.

           "Regular Tax Liability," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section C.1.a. hereof.

           "Regular Tax Liability Adjustment," as to any Regular Tax Gain Subgroup, shall mean the amount determined with respect to such Regular Tax Gain Subgroup under Section C.1.a.ii. hereof.

           "Regular Tax Loss Subgroup" means any Subgroup that has a Pre-Adjustment Regular Tax Benefit for the taxable year or part thereof.

           "Regular Tax Loss Subgroup Sharing Ratio" means the ratio that the amount of Regular Tax Current Losses that are attributable to such Subgroup bears to the total amount of Regular Tax Current Losses that are attributable to each Subgroup of the TCI Affiliated Group.

           "Sharing Ratios" mean the Regular Tax Gain Subgroup Sharing Ratio, the AMT Gain Subgroup Sharing Ratio, the Regular Tax Loss Subgroup Sharing Ratio, and the AMT Loss Subgroup Sharing Ratio.

           "State or Local Tax Liability," as to any Subgroup, shall mean the amount determined with respect to such Subgroup under Section D.1. hereof, as adjusted pursuant to any other provision hereof.

           "Subgroup" means each of the Cable Subgroup, the Programming Subgroup, and the Ventures Subgroup.

           "Subgroup Member" means each First Tier LLC or Subsidiary of TCI that is a member of a Subgroup.

           "Subsidiary" means, as to any corporation, a corporate subsidiary that would be included in the Affiliated Group of which such corporation would be the common parent if such corporation were not a member of any other Affiliated Group.


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           "Tax Benefit" means, as to any Subgroup, a Federal Tax Benefit of such Subgroup.

           "Tax Item" means any item of income, gain, loss, deduction or tax credit.

           "Tax Liability" means as to any Subgroup, a Federal Tax Liability or State or Local Tax Liability of such Subgroup.

           "Tax Return" means any return, filing, questionnaire or other document required to be filed for a period with any taxing authority (whether domestic or foreign) in connection with any Taxes (whether or not a payment is required with respect to such filing).

           "Taxes" mean all forms of taxation, whenever created or imposed, and whether by the United States or a foreign governmental entity, or by a local, municipal, governmental, tribal, state, federation or other body, and shall include income, sales, use, ad valorem, gross receipts, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, premium or property taxes, together with related interest, penalties and additions to tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the TCI Affiliated Group or any Subgroup or any of their respective members or branches. Notwithstanding the foregoing, however, the term "Taxes" shall not include unclaimed property or escheat taxes.

           "TCI Affiliated Group" means the Affiliated Group of which TCI or any successor of TCI is the common parent.

           "TCI Group" means the Company's assets that are tracked by the Tele-Communications, Inc. Series A TCI Group Common Stock and the
Tele-Communications, Inc. Series B TCI Group Common Stock.

           "TCI Unitary Group," means, as to any state or local taxing jurisdiction, the unitary or consolidated group of which TCI or any successor of TCI is the common parent and which is subject to state or local income Taxes in such jurisdiction.

           "TCI Ventures Group" means the Company's assets that are tracked by the Tele-Communications, Inc. Series A TCI Ventures Group Common Stock and the Tele-Communications, Inc. Series B TCI Ventures Group Common Stock.

           "TCI Ventures Group Preferred Interest" shall have the meaning ascribed to such term in the TCI Charter, as amended.


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           "Unpaid Loss" shall mean (i) each item of Regular Tax Current Loss for which a Regular Tax Loss Subgroup receives a Regular Tax Benefit Adjustment and (ii) each item of AMT Current Loss for which a AMT Loss Subgroup receives an AMT Benefit Adjustment.

           "Ventures Subgroup" means each First Tier LLC and Subsidiary of TCI that is part of the TCI Ventures Group.

       B.  Intercompany Accounts.

           1. Maintenance. Beginning on the Effective Date, TCI shall establish and maintain separate accounts (the "Intercompany Accounts") between it and each Subgroup. The Intercompany Accounts for the Cable Subgroup and the Programming Subgroup, the balance of which shall initially be zero, shall be adjusted on the Effective Date on a retroactive basis from July 1, 1995 to reflect all amounts credited or debited to intercompany accounts existing under the Amended Agreement (the "Old Intercompany Accounts") that are attributable to each Subgroup Member of such Subgroup. The Intercompany Account for the Ventures Subgroup, the balance of which shall initially be zero, shall be adjusted on the Effective Date on a retroactive basis from the date of the consummation of the Exchange Offers (as defined in TCI's Proxy Statement, dated July 25, 1997, with respect to its 1997 Annual Stockholders Meeting) to reflect all amounts credited or debited to the Old Intercompany Accounts that are attributable to each Subgroup Member of such Subgroup. Amounts credited or debited to the Old Intercompany Accounts that are attributable to each Subgroup Member of the Ventures Subgroup for the period beginning July 1, 1995 and ending prior to the date of the consummation of the Exchange Offers will be reflected as a component of the TCI Ventures Group's combined equity, and the Ventures Subgroup shall assume all of TCI's rights and obligations under the Amended Agreement with respect to the settlement of such amounts with each Subgroup Member of the Ventures Subgroup. The Old Intercompany Accounts shall be canceled on the Effective Date; however, in the event that any amounts credited or debited to the Old Intercompany Accounts (but, with respect to the Ventures Subgroup, only those amounts credited or debited to the Old Intercompany Accounts from and after the date of the consummation of the Exchange Offers) must be redetermined as the result of any Final Determination or other settlement of any claim or liability under the Amended Agreement, the Intercompany Accounts shall be adjusted on a retroactive basis to reflect such recomputation. As provided herein, the Intercompany Account for each Subgroup shall be credited with any Tax Benefit attributable to such Subgroup or any Subgroup Member thereof and shall be charged with any Tax Liability attributable to such Subgroup or any Subgroup Member thereof.

           2. Payments. The following payments shall be made hereunder by TCI and each Subgroup:

               a. Within 90 days after the close of each taxable year and after TCI has calculated the estimated Tax Benefit and Tax Liability of each Subgroup for the taxable year or part thereof and credited or charged the Intercompany Accounts for such estimated Tax Benefit and Tax Liability as described in Section C.3. and D.3. hereof,



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                  i.  TCI shall pay to each Subgroup, in immediately
available funds, the amount credited to such Subgroup's Intercompany Account for the estimated Tax Benefit of the Subgroup, and the credit balance in such Intercompany Account shall be reduced by the amount paid by TCI, and

                  ii. each Subgroup shall pay to TCI, in immediately available funds, the amount charged to such Subgroup's Intercompany Account for the estimated Tax Liability of the Subgroup, and the debit balance in such Intercompany Account shall be reduced by the amount paid by the Subgroup.

              b. Within 45 days after the date that the Tax Return with respect to any estimated Tax Benefit or Tax Liability has been filed,

                   i. TCI shall pay to each Subgroup, in immediately available funds, the amount credited to such Subgroup's Intercompany Account pursuant to Sections C.3.a. and D.3.a. hereof for the final Tax Benefit or Tax Liability of the Subgroup, and the credit balance in such Intercompany Account shall be reduced by the amount paid by TCI, and

                   ii. each Subgroup shall pay to TCI, in immediately available funds, the amount charged to such Subgroup's Intercompany Account pursuant to Sections C.3.b. and D.3.b. hereof for the final Tax Benefit or Tax Liability of the Subgroup, and the debit balance in such Intercompany Account shall be reduced by the amount paid by the Subgroup.

               c. Any amount required to be paid by either TCI or a Subgroup pursuant to this Section B.2. which is not timely paid shall thereafter bear interest (compounded daily) at the Federal short-term rate established pursuant to Section 6621 of the Code and shall increase the credit balance or debit balance, as applicable, in the Intercompany Account of such Subgroup.

           3.  Treatment at Deconsolidation.

               a. On the Deconsolidation Date of any Subgroup, TCI shall pay to such Subgroup an amount equal to any credit balance in the Intercompany Account attributable to such Subgroup, and such Subgroup shall pay to TCI an amount equal to any debit balance in such Intercompany Account, after which payment such Intercompany Account shall be closed. Upon the Deconsolidation Date of a Subgroup Member, (i) TCI shall pay to the Subgroup Member's Subgroup an amount equal to any credit balance in the Intercompany Account attributable to such Subgroup Member, and such Subgroup shall pay such amount to the deconsolidated Subgroup Member, and (ii) the Subgroup Member's Subgroup shall pay to TCI an amount equal to any debit balance in such Intercompany Account attributable to such Subgroup Member, and the deconsolidated Subgroup Member shall pay such amount to its former Subgroup.


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               b.  Within 45 days after the date that TCI has prepared all the
Tax Returns for all taxable periods and portions thereof ending on or before the Deconsolidation Date as to any Subgroup or Subgroup Member, (i) TCI shall pay such Subgroup or Subgroup Member, as applicable, any net amount that would have been credited hereunder to the Intercompany Account of such Subgroup after the Deconsolidation Date had such Subgroup or Subgroup Member continued to be part of the TCI Affiliated Group and (ii) such Subgroup or Subgroup Member shall pay TCI any net amount that would have been debited hereunder to the Intercompany Account of such Subgroup after the Deconsolidation Date had such Subgroup or Subgroup Member continued to be part of the TCI Affiliated Group. Any such amounts becoming due or owing hereunder after the Deconsolidation Date of a Subgroup or Subgroup Member shall be settled in immediately available funds as between such Subgroup or Subgroup Member and TCI.

           C.  Federal Income Taxes.

               1. Federal Tax Liability. For each taxable year or part thereof ending after the Effective Date that a Subgroup is included in the TCI Affiliated Group, TCI shall compute (i) the Regular Tax Liability of the Subgroup for such taxable year or part thereof and (ii) if the TCI Affiliated Group is liable for Alternative Minimum Tax, the Alternative Minimum Tax Liability of the Subgroup for such taxable year or part thereof. The Federal
Tax Liability of such Subgroup for each taxable year or part thereof shall be equal to (i) the Regular Tax Liability of the Subgroup, if the TCI Affiliated Group is not liable for Alternative Minimum Tax during such taxable year or portion thereof and (ii) the Alternative Minimum Tax Liability of the Subgroup, if the TCI Affiliated Group is liable for Alternative Minimum Tax during such taxable year or portion thereof.

                   a. Regular Tax Liability. The Regular Tax Liability of such Subgroup (for purposes of this calculation, each First Tier LLC shall be treated as if it were a corporation) for the taxable year or portion thereof shall be equal to:

                       i. such Subgroup's Pre-Adjustment Regular Tax Liability, which shall be equal to the amount by which (x) the product of (a) the amount of taxable income attributable to such Subgroup for such period calculated, in accordance with Treasury Regulations Section 1.1552-1(a)(1)(ii), as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Affiliated Group except that (1) current year items of loss and deduction shall be considered regardless of whether or not such items are utilized by the TCI Affiliated Group and (2) no item of loss or deduction shall be considered if such item of loss or deduction has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement) for such period and (b) the Regular Federal Tax Rate exceeds (y) the amount of tax credits attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part


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thereof from another taxable year) that are actually utilized by the TCI
Affiliated Group to reduce its consolidated federal income tax liability for such period; reduced by

                    ii. the Regular Tax Liability Adjustment, if such Subgroup is a Regular Tax Gain Subgroup, which shall be equal to the lesser of:

                    (1) the product of (x) the amount of Regular Tax Carried Losses that are attributable to such Regular Tax Gain Subgroup, and (y) the Regular Federal Tax Rate; and

                    (2) the product of (x) Regular Tax Current Losses multiplied by the Regular Tax Gain Subgroup Sharing Ratio, and (y) the Regular Federal Tax Rate.

                b. Alternative Minimum Tax Liability. The Alternative Minimum Tax Liability of such Subgroup (for purposes of this calculation, each First Tier LLC shall be treated as if it were a corporation) for the taxable year or portion thereof shall be equal to:

                    i. such Subgroup's Pre-Adjustment Alternative Minimum Tax Liability, which shall be equal to the amount by which (x) the product of (a) the amount of alternative minimum taxable income attributable to such Subgroup for such period calculated, in accordance with Proposed Treasury Regulations
Section 1.1502-55(b), as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Affiliated Group, except that no item of loss or deduction shall be considered if such item of loss or deduction has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement) for such period and (b) the AMT Tax Rate exceeds (y) the amount of tax credits attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year) that are actually utilized by the TCI Affiliated Group to reduce its consolidated federal income tax liability for such period; reduced by

                    ii. the AMT Liability Adjustment, if such Subgroup is an AMT Gain Subgroup, which shall be equal to the lesser of:

                    (1) the product of (x) the amount of AMT Carried Losses that are attributable to such AMT Gain Subgroup, and
                         (y) the AMT Tax Rate; and


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                    (2)  the product of (x) AMT Current Losses multiplied by
                         the AMT Gain Subgroup Sharing Ratio, and (y) the AMT Tax Rate.

           2. Federal Tax Benefit. For each taxable year or part thereof ending after the Effective Date that a Subgroup is included in the TCI Affiliated Group, TCI shall compute (i) the Regular Tax Benefit of the Subgroup for such taxable year or part thereof and (ii) if the TCI Affiliated Group is liable for Alternative Minimum Tax, the Alternative Minimum Tax Benefit of the Subgroup for such taxable year or part thereof. The Federal Tax Benefit of such Subgroup for each taxable year or part thereof shall be equal to (i) the Regular Tax Benefit of the Subgroup, if the TCI Affiliated Group is not liable for Alternative Minimum Tax during such taxable year or portion thereof and (ii) the Alternative Minimum Tax Benefit of the Subgroup, if the TCI Affiliated
Group is liable for Alternative Minimum Tax during such taxable year or portion thereof.

                a. Regular Tax Benefit. The Regular Tax Benefit of such Subgroup (for purposes of this calculation, each First Tier LLC shall be treated as if it were a corporation) for the taxable year or portion thereof shall be equal to:

                     i. such Subgroup's Pre-Adjustment Regular Tax Benefit, which shall be equal to the sum of (x) the product of (a) the amount of taxable loss attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year, but excluding any part thereof which has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability for such taxable period or any other taxable period or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement), and actually used by the TCI Affiliated Group during such taxable year or part thereof to reduce its consolidated federal income tax liability, calculated in accordance with Treasury Regulations Section 1.1552-1(a)(1)(ii) (without regard to the last sentence thereof), as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Affiliated Group) for such period, and (b) the Regular Federal Tax Rate; and (y) the amount of tax credits attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year, but excluding any part thereof which has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability for such taxable period or any other taxable period or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement) that are actually utilized by the TCI Affiliated Group to reduce its consolidated federal income tax liability for such tax period; reduced by

                     ii. the Regular Tax Benefit Adjustment, if such Subgroup is a Regular Tax Loss Subgroup, which shall be equal to the lesser of:

                    (1) the product of (x) the amount of Regular Tax Current Losses that are attributable to such Regular Tax Loss Subgroup, and (y) the Regular Federal Tax Rate; and

                    (2) the product of (x) Regular Tax Carried Losses multiplied by the Regular Tax Loss Subgroup Sharing Ratio, and (y) the Regular Federal Tax Rate.

                b. Alternative Minimum Tax Benefit. The Alternative Minimum Tax Benefit of such Subgroup (for purposes of this calculation, each First Tier LLC shall be treated as if it were a corporation) for the taxable year or portion thereof shall be equal to:

                     i. such Subgroup's Pre-Adjustment Alternative Minimum Tax Benefit, which shall be equal to the sum of (x) the product of (a) the amount of the alternative tax net operating loss deduction, calculated in accordance with Proposed Treasury Regulations Section 1.1502-55(b)(4) (but determined without regard to the 90% limitation), attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year, but excluding any part thereof which has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability for such taxable period or any other taxable period or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement) and actually used by the TCI Affiliated Group during such taxable year or part thereof to reduce its consolidated federal income tax liability, calculated as though such Subgroup were required to file a consolidated corporate federal income tax return pursuant to the Code (with the timing of the recognition of income, gain, deduction and loss and other items determined by reference to the timing of such items for purposes of the preparation of the consolidated return of the TCI Affiliated Group) for such period, and (b) the AMT Tax Rate; and (y) the amount of tax credits attributable to such Subgroup (whether attributable to such taxable year or part thereof or carried to such taxable year or part thereof from another taxable year, but excluding any part thereof which has been used to reduce such Subgroup's Federal Tax Liability or Regular Tax Liability for such taxable period or any other taxable period or to increase such Subgroup's Federal Tax Benefit or Regular Tax Benefit for any other taxable period pursuant to this Agreement or the Amended Agreement) that are actually utilized by the TCI Affiliated Group to reduce its consolidated federal income tax liability for such tax period; reduced by

                     ii. the AMT Benefit Adjustment, if such Subgroup is an AMT Loss Subgroup, which shall be equal to the lesser of:

                    (1) the product of (x) the amount of AMT Current Losses that are attributable to such AMT Loss Subgroup, and
                         (y) the AMT Tax Rate; and

                    (2) the product of (x) AMT Carried Losses multiplied by the AMT Loss Subgroup Sharing Ratio, and (y) the AMT Tax Rate.

           3. Time of Determination; Credits and Charges to the Intercompany Accounts. The estimated Federal Tax Benefit and Federal Tax Liability of each Subgroup shall be calculated by TCI as promptly as practicable after the close of each calendar quarter in each taxable year, and the appropriate credits or charges made to the Intercompany Accounts. As soon as practicable after the close of each taxable year, TCI shall determine the final Federal Tax Benefit or final Federal Tax Liability of such Subgroup for such taxable year and shall:

                a. credit the Intercompany Account of the Subgroup with the amount by which:

                     i. such final Federal Tax Benefit for such taxable year exceeds the aggregate credits for estimated Federal Tax Benefits made to such Intercompany Account with respect to such Subgroup for such taxable year, or

                     ii. the aggregate charges for estimated Federal Tax Liability made to such Intercompany Account with respect to such Subgroup for such taxable year exceed such final Federal Tax Liability for such taxable year; and

                b. charge the Intercompany Account of the Subgroup with the amount by which:

                     i. the aggregate credits for estimated Federal Tax Benefits made to such Intercompany Account with respect to such Subgroup for such taxable

                     ii. such final Federal Tax Liability for such taxable year exceeds the aggregate charges for estimated Federal Tax Liability made to such Intercompany Account with respect to such Subgroup for such taxable year.

For purposes of this Section C.3., the final Federal Tax Liability for the 1997 taxable year shall equal only that portion of the final Federal Tax Liability which is attributable to the fourth quarter of the 1997 taxable year.

           4.  AMT Credit.

                a. Procedural Matters. For each taxable year or portion thereof that a Subgroup is included in the TCI Affiliated Group, the Federal Tax Liability and Federal Tax Benefit of such Subgroup shall be computed without regard to the AMT Credit attributable to any taxable period.

                b. AMT Adjustment Payments. If the TCI Affiliated Group actually utilizes any AMT Credit that is attributable in whole or in part to any taxable period beginning on or after the Effective Date in computing its consolidated federal income tax liability,

                     i. within 45 days after the date that the Tax Return utilizing such AMT Credit has been filed, TCI shall pay to such Subgroup, in immediately available funds, the amount equal to the product of (x) the AMT Credit Ratio and (y) the sum of (a) the amount by which the Alternative Minimum Tax Liability of the Subgroup for such prior taxable period exceeds the Regular Tax Liability of such Subgroup for such prior taxable period and (b) the amount by which the Regular Tax Benefit of such Subgroup for such prior taxable period exceeds the Alternative Minimum Tax Benefit of such Subgroup for such prior taxable period; and

                     ii. within 45 days after the date that the Tax Return utilizing such AMT Credit has been filed, such Subgroup shall pay to TCI, in immediately available funds, the amount equal to the product of (x) the AMT Credit Ratio and (y) the sum of (a) the amount by which the Regular Tax Liability of such Subgroup for such prior taxable period exceeds the Alternative Minimum Tax Liability of such Subgroup for such prior taxable period and (b) the amount by which the Alternative Minimum Tax Benefit of such Subgroup for such prior taxable period exceeds the Regular Tax Benefit of such Subgroup for such prior taxable period.

                c.  Treatment at Deconsolidation.

                     i. In the event that after the Deconsolidation Date as to any Subgroup, the TCI Affiliated Group actually utilizes an AMT Credit attributable to any taxable period beginning on or after the Effective Date and ending on or before such Deconsolidation Date in computing its consolidated federal income tax liability, the payment obligations of TCI and such deconsolidated Subgroup set forth in Section C.4.b. hereof shall continue to apply in full force and effect until such time that no additional AMT Credits may be utilized by the TCI Affiliated Group for any taxable period beginning on or after the Effective Date and ending on or before the Deconsolidation Date.

                     ii. In the event that after the Deconsolidation Date as to any Subgroup Member, the TCI Affiliated Group actually utilizes an AMT Credit attributable to any taxable period beginning on or after the Effective Date and ending on or before such Deconsolidation Date of such Subgroup Member in computing its consolidated federal income tax liability, which triggers the payment obligations of TCI and such deconsolidated Subgroup Member's former Subgroup set forth in Section C.4.b. hereof:

                    (1) within 45 days after the date that the Tax Return utilizing such AMT Credit has been filed, TCI shall pay, in immediately available funds, the allocable portion of the amount owed to such deconsolidated Subgroup Member's former Subgroup that is attributable to such deconsolidated

                         Subgroup Member, and the payment obligations of TCI pursuant to Section C.4.b.i. to such deconsolidated Subgroup Member's former Subgroup shall be reduced accordingly; and

                    (2) within 45 days after the date that the Tax Return utilizing such AMT Credit has been filed, such deconsolidated Subgroup Member shall pay, in immediately available funds, the allocable portion of the amount owed by its former Subgroup that is attributable to such deconsolidated Subgroup Member to TCI, and the payment obligations of such deconsolidated Subgroup Member's former Subgroup pursuant to Section C.4.b.ii. to TCI shall be reduced accordingly.

The payment obligations of TCI and the deconsolidated Subgroup Member shall continue to apply in full force and effect until such time that no additional AMT Credits may be utilized by the TCI Affiliated Group for any taxable period beginning on or after the Effective Date and ending on or before the Deconsolidation Date of such Subgroup Member.

                     iii. In the event that, after the Deconsolidation Date as to any Subgroup Member, such Subgroup Member receives any benefit from an AMT Credit attributable to any taxable period ending on or before such Deconsolidation Date (by way of reduction in federal income tax liability or otherwise), such Subgroup Member shall promptly pay to TCI the amount of such benefit plus any associated interest thereon. For purposes of applying Section
C.4. of this Agreement, the TCI Affiliated Group shall be treated as if it had utilized such AMT Credit.

                d. Notwithstanding anything to the contrary herein, the provisions of paragraphs b. and c. of this Section C.4. shall survive the termination of this Agreement.

           5. Benefit Tracking Accounts. Beginning on the Effective Date, TCI shall establish and maintain separate tracking accounts ("Benefit Tracking Accounts") for each Subgroup, the balance of which shall initially be zero. For each taxable year or part thereof ending after the Effective Date that a Subgroup is included in the TCI Affiliated Group, each Unpaid Loss that is a Regular Tax Current Loss shall be paired, in accordance with the applicable regular tax Sharing Ratios, with a Corresponding Paid Loss that is a Regular Tax Carried Loss, and each Unpaid Loss that is an AMT Current Loss shall be paired, in accordance with the applicable alternative minimum tax Sharing Ratios, with a Corresponding Paid Loss that is an AMT Carried Loss. The Benefit Tracking Account of each Subgroup shall track each Unpaid Loss, as matched with its Corresponding Paid Loss, that is attributable to such Subgroup.

                a. Maintenance and Payment of Benefit Tracking Accounts. The Benefit Tracking Accounts shall be adjusted, and paid, as follows:

                     i. Expiration of Corresponding Paid Loss. At such time that a Corresponding Paid Loss expires and cannot be used by the TCI Affiliated Group in any taxable year or part thereof to reduce its consolidated federal income tax liability, the Subgroup that has an Unpaid Loss in its Benefit Tracking Account that is paired with such Corresponding Paid Loss shall remove such Unpaid Loss from its Benefit Tracking Account.

                     ii. Payment of Dividends on the TCI Ventures Group Preferred Interest. In the event that the TCI Ventures Group pays dividends on the TCI Ventures Group Preferred Interest through the cancellation of Unpaid Losses of the Ventures Subgroup pursuant to Section C.6. hereof, the Ventures Subgroup shall remove such Unpaid Losses from its Benefit Tracking Account.

                     iii. Payment of Unpaid Losses. If a Corresponding Paid Loss is actually utilized by the TCI Affiliated Group in any taxable year or part thereof to reduce its consolidated federal income tax liability, TCI shall pay, in immediately available funds, to the Subgroup with the Unpaid Loss paired with such Corresponding Paid Loss, within 45 days after the date that the Tax Return utilizing such Corresponding Paid Loss has been filed, an amount equal to the product of (x) the Unpaid Loss and (y) the Applicable Federal Tax Rate for the taxable year or part thereof in which such Subgroup received a Regular Tax Benefit Adjustment or an AMT Benefit Adjustment for such Unpaid Loss. Thereafter, the Subgroup shall remove such Unpaid Loss from its Benefit Tracking Account.

                     iv. AMT Benefit Payment. If any Subgroup is paid, or has previously been paid, for an Unpaid Loss pursuant to the provisions of paragraphs a.iii. of this Section C.5. at a tax rate that is less than the Regular Federal Tax Rate that was in effect for the taxable period or part thereof in which such Subgroup received a Regular Tax Benefit Adjustment or an AMT Benefit Adjustment for such Unpaid Loss, and if the TCI Affiliated Group utilizes, or has previously utilized, any AMT Credit that is attributable to that same taxable period, then TCI shall pay to such Subgroup in the current taxable year or part thereof, and in each future taxable year or part thereof, an additional amount, which amount shall be proportional to the amount that such AMT Credit that has previously been utilized or is utilized in such taxable period (as applicable) bears to the total AMT Credit available for such prior taxable period, until such Subgroup has been paid for an Unpaid Loss at the Regular Federal Tax Rate that was in effect for the taxable period or part thereof in which such Subgroup received a Regular Tax Benefit Adjustment or an AMT Benefit Adjustment for such Unpaid Loss.

                b.  Treatment at Deconsolidation.

                     i. Upon deconsolidation of a Subgroup, the maintenance and payment obligations set forth in Section C.5.a. hereof with respect to such Subgroup's Benefit

Tracking Account shall continue to apply in full force and effect until such time that no Unpaid Losses continue to be reflected in such deconsolidated Subgroup's Benefit Tracking Account and no AMT Benefit Payments continue to be owed to such deconsolidated Subgroup pursuant to Section C.5.a.iv. hereof.

                     ii. Upon the deconsolidation of any Subgroup Member of a Subgroup, a new Benefit Tracking Account shall be created for such Subgroup Member, and all Unpaid Losses that are reflected in the Subgroup's Benefit Tracking Account that are attributable to such deconsolidated Subgroup Member shall be removed from the Benefit Tracking Account of the Subgroup and added to the new Benefit Tracking Account of the Subgroup Member. The maintenance and payment obligations set forth in Section C.5.a. hereof shall apply in full force and effect (as if such deconsolidated Subgroup Member were a Subgroup under Section C.5.a.) until such time that no Unpaid Losses continue to be reflected in such deconsolidated Subgroup Member's Benefit Tracking Account and no AMT Benefit Payments continue to be owed to such deconsolidated Subgroup Member pursuant to Section C.5.a.iv. hereof.

                     iii. In the event that any deconsolidated Subgroup Member is entitled to claim in any taxable period any Corresponding Paid Loss, then such deconsolidated Subgroup Member shall (x) take such steps as may reasonably be necessary to claim such Corresponding Paid Loss and (y) promptly upon receipt by such Subgroup Member (or another member of the Affiliated Group of which Subgroup Member is a member) of a refund of or reduction in tax liability, such Subgroup Member shall remit such amount to TCI. For purposes of applying this Section C.5.a.iii. of this Agreement, the TCI Affiliated Group shall be treated as if it had utilized such Corresponding Paid Loss.

                c. Termination. Notwithstanding anything to the contrary herein, the provisions of this Section C.5. shall survive the termination of this Agreement.

           6. Payment of Dividends on the TCI Ventures Group Preferred Interest. As permitted by the terms of the TCI Charter, as amended, the TCI Ventures Group may pay dividends on the TCI Ventures Group Preferred Interest through (i) the deemed transfer of taxable losses or deductions of the Ventures Subgroup to the Cable Subgroup, (ii) the cancellation of any item of Unpaid Loss of the Ventures Subgroup, or (iii) the deemed transfer of any contingent AMT Benefit Payments that are required to be paid to the Ventures Subgroup pursuant to Section C.5.a.iv. hereof to the Cable Subgroup. For purposes of determining the dividend amount, such taxable losses or Unpaid Losses shall be deemed to be transferred or canceled (as applicable) in an amount equal to the product of (i) the amount of such taxable losses or Unpaid Losses and (ii) the Regular Federal Tax Rate in effect at the time of the dividend. From and after the dividend date, (i) except for purposes of calculating the State and Local Tax Liability of each Subgroup, taxable losses or deductions transferred from the Ventures Subgroup to the Cable Subgroup and (ii) any AMT Benefit Payments transferred from the Ventures Subgroup to the Cable Subgroup, shall be deemed to be attributable to the Cable Subgroup for purposes of this Agreement.

           7.  Filings and Procedural Matters.

                a. TCI shall continue to prepare and file all federal income Tax Returns (the "TCI Consolidated Returns") which are required to be filed by the TCI Affiliated Group for all periods and will pay all Taxes shown as due thereon. The costs of such preparation and filing shall be allocated among and paid by each Subgroup in accordance with TCI's policy of allocating corporate general and administrative costs among the Subgroups. Such returns shall include all Tax Items of the Subgroup Members for all tax periods or portions thereof ending on or before the Deconsolidation Date with respect to such Subgroup Members. TCI will make all decisions relating to the preparation and filing of such returns. Each Subgroup Member whose Tax Items are includable in any such return shall, upon the request of TCI, consent to be included in the TCI Consolidated Return on any form as may be prescribed for such consent.

                b. So as to enable TCI to prepare accurately and completely the TCI Consolidated Returns and in order to provide for accurate financial reporting, for tax periods or portions thereof ending on or before the Deconsolidation Date as to any Subgroup or Subgroup Member, such Subgroup shall provide such information with respect to Taxes (including forecasts, projections and tax accruals) as TCI may reasonably request. Each Subgroup shall bear all costs and expenses of preparation and submission of such information, including accountants' and attorneys' fees.

                c. TCI may claim the benefit for federal income tax purposes of any net operating loss or other tax benefit carryback resulting from a loss or tax benefit incurred by any Subgroup or Subgroup Member for any taxable period after the Deconsolidation Date of such Subgroup or Subgroup Member, provided that TCI pays, in immediately available funds, to such Subgroup or Subgroup Member the amount of any refund of Taxes resulting from such net operating loss or other tax benefit carryback, together with the interest received in respect of such refund, promptly after receipt thereof from the IRS, unless either such Tax Item (i) is a Corresponding Paid Loss, (ii) is deemed to be attributable to another Subgroup pursuant to Section C.6. hereof, or (iii) has otherwise been used by such Subgroup or such Subgroup Member's former Subgroup to increase its Federal Tax Benefit or to decrease its Federal Tax Liability for any taxable period pursuant to the terms of this Agreement or the Amended Agreement. However, with respect to any such net operating loss or other tax benefit that is attributable to a taxable period of a Subgroup or Subgroup Member after the Deconsolidation Date with respect to such Subgroup or Subgroup Member and as to which such Subgroup or Subgroup Member has the option to waive its right to carry such net operating loss or other tax benefit back, such Subgroup or Subgroup Member shall exercise such option and elect to carry such net operating loss or other tax benefit forward unless either (i) TCI requests such Subgroup or Subgroup Member not to exercise such option and instead to carry such net operating loss back to a period prior to the Deconsolidation Date with respect to such Subgroup or Subgroup Member or (ii) TCI consents in writing to the failure of such Subgroup or Subgroup Member to exercise any such option to waive such carryback period. If such Subgroup or Subgroup Member fails to exercise any such option to waive the right to carry back any such net operating loss or other tax benefit without such a request or consent from TCI, TCI shall not be obligated to compensate such Subgroup or Subgroup Member for any benefit that TCI may receive from such net operating loss or other tax benefit.

           D.  State or Local Taxes.

                1. State or Local Tax Liability. For each taxable year or portion thereof ending after the Effective Date that a Subgroup is part of the TCI Affiliated Group, the State or Local Tax Liability of the Subgroup shall be equal to the product of:

                     a. the sum of the state and local income and franchise taxes attributable to those jurisdictions in which the TCI Unitary Group is liable for state or local income or franchise taxes with respect to the operations of any Member of such Subgroup on a unitary, consolidated or nexus combination basis, multiplied by

                     b. a fraction, (i) the numerator of which is the aggregate amount of such tax that is attributable to such Subgroup in such jurisdictions, determined without regard to any other Subgroup, as though such Subgroup were required to file either a unitary, consolidated or nexus combination corporate income or franchise tax return (for this purpose, each First Tier LLC shall be treated as if it was a corporation) in such jurisdictions for such taxable year or portion thereof, and (ii) the denominator of which is the sum of all such amounts determined with respect to all the Subgroups.

           2. State or Local Tax Attributes. In calculating the amounts referred to in Section D.1. above, each Subgroup will calculate state and local net operating losses and other state and local tax attributes to which its Subgroup Members are entitled as of the Effective Date. For each taxable year or portion thereof ending after the Effective Date that a Subgroup is part of the TCI Affiliated Group, the amounts referred to in Section D.1. shall be calculated by taking into account the utilization of such tax attributes as though the Subgroup actually filed returns as described in such Section without regard to the actual filings of the TCI Affiliated Group. If any Subgroup or Subgroup Member ceases to be a member of the TCI Affiliated Group, no adjustments shall be made to account for differences between the tax attributes utilized in the calculations made pursuant to Section D.1. and the Tax Returns actually filed by the TCI Affiliated Group.

           3. Time of Determination; Credits and Charges to the Intercompany Accounts. To the extent required for financial statement purposes, the estimated State or Local Tax Liability of each Subgroup shall be calculated by TCI after the close of each calendar quarter in each taxable year, and the appropriate credits or charges made to the Intercompany Accounts. As soon as practicable after the close of each taxable year, TCI and each Subgroup shall cooperate together to determine the final State or Local Tax Liability of such Subgroup and shall:

                a. credit the Intercompany Account of such Subgroup with the amount by which the aggregate charges for estimated State or Local Tax Liability made to such

Intercompany Account with respect to such Subgroup for such taxable year exceed such final State or Local Tax Liability for such taxable year; and

                b. charge the Intercompany Account of such Subgroup with the amount by which such final State or Local Tax Liability for such taxable year exceeds the aggregate charges for estimated State or Local Tax Liability made to such Intercompany Account with respect to such Subgroup for such taxable year.

For purposes of this Section D.3., the final State or Local Tax Liability for the 1997 taxable year shall equal only that portion of the final State or Local Tax Liability which is attributable to the fourth quarter of the 1997 taxable year.

           4.  Filings and Procedural Matters.

                a. For all tax periods or portions thereof ending on or before the Deconsolidation Date as to any Subgroup Member, TCI shall prepare and file all unitary, consolidated, nexus combination or separate state or local income or franchise Tax Returns which are required by law to be filed which include both any Tax Item of such Subgroup Member and any Tax Item of any member of a different Subgroup. TCI shall pay all Taxes shown as due on such returns (including those for which any Subgroup Member may be liable). Each Subgroup Member whose Tax Items are included in any such unitary, consolidated, nexus combination or separate state or local income Tax Return shall agree to be included on such return on any form as may be prescribed for such consent if such consent is requested, and the costs of preparing and filing such Tax Returns shall be allocated among the Subgroup Members whose Tax Items are included therein in accordance with TCI's policy for allocating corporate general and administrative costs. TCI shall prepare and file on behalf of and at the cost and expense of each Subgroup Member all other state and local income and franchise Tax Returns required to be filed with respect to such Subgroup Member. Such Subgroup Member shall pay all taxes reportable on such returns.

                b. So as to enable TCI accurately and completely to prepare all state and local income and franchise Tax Returns which it will file and in order to provide for accurate financial reporting, each Subgroup Member shall prepare and submit to TCI such information with respect to Taxes (including forecasts, projections and tax accruals) as TCI may reasonably request.

           E. Foreign Income Taxes. TCI shall prepare and file or shall cause to be filed all foreign income or franchise Tax Returns which are required to be filed for all members of the TCI Affiliated Group and each member of the TCI Affiliated Group will pay all Taxes shown as due on any such Tax Return that is thus prepared and filed on its behalf. Each Subgroup Member shall bear the costs of preparing and filing such Tax Returns on its behalf in accordance with TCI's policy for allocating corporate general and administrative costs.

           F.  Subsequent Adjustment of Tax Liability.

                1. Federal, State, Local and Foreign Taxes - In General. As provided in this Section F, each Subgroup or Subgroup Member, as the case may be, shall indemnify the TCI Affiliated Group from any and all federal, state, local or foreign tax liability resulting from any Final Determination which adjusts any Tax Item of such Subgroup or Subgroup Member for any tax period or portion thereof that ends after the Effective Date and on or before the Deconsolidation Date as to such Subgroup or Subgroup Member, including any interest, penalties or additions to tax attributable thereto (and all reasonable out-of-pocket costs incurred by the TCI Affiliated Group in connection with the assessment or collection thereof). As provided herein, for any tax period or portion thereof ending after the Effective Date and on or before the Deconsolidation Date as to any Subgroup or Subgroup Member, such Subgroup or Subgroup Member shall be entitled to the benefit of all refunds of federal, state, local or foreign taxes, and all interest attributable thereto, resulting from any Final Determination which (i) adjusts any Tax Item of such Subgroup or Subgroup Member, or (ii) causes a tax benefit that is attributable to such Subgroup or Subgroup Member to be utilized by another Subgroup or Subgroup Member. TCI shall indemnify each Subgroup Member from any increase in federal, state, local or foreign tax liability, including interest, penalties or additions to tax attributable thereto (and all reasonable out-of-pocket costs incurred by such Subgroup Member in connection with the assessment or collection thereof), other than any such amount for which such Subgroup Member is responsible as provided above in this Section F.1., and TCI shall be entitled to all refunds and interest attributable thereto other than any such refunds or interest to which such Subgroup Member is entitled as provided in this Section F.1.

                2. Determination of Indemnification Amounts. If any Final Determination results in an adjustment to any Tax Item of any Subgroup or Subgroup Member, as the case may be, for any tax period or portion thereof ending on or before the Deconsolidation Date and after the Effective Date as to such Subgroup or Subgroup Member, and such adjustment would affect the tax benefit or tax liability of such Subgroup or Subgroup Member, such tax benefit or tax liability shall be redetermined, in accordance with any applicable provision hereof, to give effect to such adjustment, as if it had been made as part of or reflected in the Tax Return (or other tax calculation) to which such tax benefit or tax liability relates. Such Subgroup or Subgroup Member shall pay to TCI within 45 days of such Final Determination, in immediately available funds, (a) any excess of such tax benefit as originally computed over such tax benefit as determined pursuant to such recomputation, (b) any excess of such tax liability as determined pursuant to such recomputation over such tax liability as originally computed, and (c) the amount of any interest, penalties, additions to tax or expenses (as described in Section F.1.) which are paid by any member of the TCI Affiliated Group other than such Subgroup Member (or a member of the same Subgroup as such Subgroup Member) with respect to such adjustment. Any amount payable by a Subgroup or a Subgroup Member to TCI pursuant to this Section F.2. shall be reduced to reflect any amount paid directly by such Subgroup or Subgroup Member to any government or taxing authority to satisfy the increased tax liability taken into account in computing such payment. TCI shall pay to each Subgroup or Subgroup Member, as the case may be within 45 days of such Final Determination, in immediately available funds, (a) any excess of such tax benefit as determined pursuant to such recomputation over such tax benefit as originally determined, (b) any excess of such tax liability as originally computed over such tax liability as determined pursuant to such recomputation, and (c) the amount of any interest received by any member of the TCI Affiliated Group (other than such Subgroup Member or a member of the same Subgroup as such Subgroup Member) from any government or taxing authority with respect to such amount, provided that such payment shall be reduced by the amount of any refund of tax received directly from any government or taxing authority by such Subgroup or Subgroup Member with respect to such adjustment.

           3. Contests. The defense of proceedings for the assessment as to any taxable period or portion thereof ending on or before the Deconsolidation Date as to any Subgroup or Subgroup Member of any Tax deficiencies and the prosecution of any proceedings for the assertion of any refund claims which arise with respect to or which relate to any member of the TCI Affiliated
Group, whether or not attributable to such Subgroup or Subgroup Member, and regardless of whether such tax period or portion thereof occurs before or after the Effective Date, shall be conducted by TCI in such manner, including through deferral, compromise or settlement, as TCI in its sole discretion shall determine, provided that TCI will consult with and keep any affected Subgroup or Subgroup Member informed of the status of such matters and TCI will not compromise or settle any assessment for which such Subgroup or Subgroup Member would have an indemnification obligation hereunder or any tax refund claim attributable to such Subgroup or Subgroup Member without the consent of such Subgroup or Subgroup Member, as the case may be, which shall not be unreasonably withheld. If any Subgroup or Subgroup Member shall consent to any proposed compromise or settlement, then such Subgroup or Subgroup Member as a consequence waives any and all present and future claims against TCI relating to such compromise or settlement between TCI and the IRS or other taxing authority, regardless of whether such compromise or settlement allegedly improperly causes an overstatement of the liability of such Subgroup or Subgroup Member to TCI or another member of the TCI Affiliated Group, or whether such Subgroup or Subgroup Member could have reached a more favorable agreement with the IRS or other taxing authority on a separate company basis.
If any affected Subgroup or Subgroup Member shall not consent to such compromise or settlement, TCI shall renegotiate such agreement, in cooperation with such Subgroup or Subgroup Member, and at the expense of such Subgroup or Subgroup Member. Any compromise or settlement which results from such renegotiation will not be entered into without the consent of both TCI and such Subgroup or Subgroup Member. TCI will bear all costs and expenses associated with the defense of such deficiency proceedings or the prosecution of such refund claims, except that the affected Subgroup or Subgroup Member shall bear the portion, if any, of such costs and expenses provided for in Section F.1. hereof. TCI and such Subgroup or Subgroup Member will execute and deliver such waivers, consents, petitions, refund claims, complaints, powers of attorney and other documents which may be necessary or appropriate in connection with the defense, prosecution or resolution of any such proceedings for assessment of income tax deficiencies or refund claims.

           G. Taxes Other Than Income Taxes. Except as provided in Section E above or the next succeeding sentence, each Subgroup Member shall file all tax returns and reports related to, shall defend all audits and investigations related to, shall pay, and shall indemnify the other members of


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



the TCI Affiliated Group from, all Taxes, other than income taxes, attributable to such Subgroup Member for all periods before the Deconsolidation Date as to such Subgroup Member, regardless of whether such period occurs before or after the Effective Date, including any expenses incurred by any member of the TCI Affiliated Group (including reasonable accountants' and attorneys' fees) in connection therewith. Notwithstanding the foregoing, so long as any Subgroup Member is a member of the TCI Affiliated Group, TCI shall (i) prepare and file all real property, ad valorem and similar Tax Returns for such Subgroup Member and (ii) provide such assistance as such Subgroup Member may reasonably request with respect to audits of sales and use taxes. TCI shall pay or cause to be paid, and shall indemnify each Subgroup Member from, all Taxes, other than income taxes, attributable to the members of the TCI Affiliated Group (other than any member of the same Subgroup as such Subgroup Member) for all periods before the Deconsolidation Date as to such Subgroup Member, regardless of whether such periods occur before or after the Effective Date, including any expenses incurred by such Subgroup Member (including reasonable accountants' and attorneys' fees) in connection therewith. Unclaimed property and escheat taxes shall be borne by the Subgroup Member whose operations give rise to the liability therefor.

           H.  Administrative Provisions.

                1. Cooperation and Exchange of Information. TCI and each Subgroup Member will provide each other with such cooperation and information as either of them may reasonably request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes, in conducting any audit or other proceeding in respect of Taxes or in preparing any financial statement information concerning or relating to Taxes, including any accrual of Taxes required for financial statement purposes. Such cooperation shall include providing copies of all relevant Tax Returns, together with all accompanying schedules and related workpapers, computerized tax database, documents relating to rulings or other determinations by taxing authorities, and records concerning the ownership and tax basis of property, which any party hereto may possess. Each party shall make its employees available to any other party hereto on a mutually convenient basis to provide explanations of any documents or information requested hereunder. Except as otherwise provided in the Agreement, any party requesting assistance hereunder shall reimburse any party providing such assistance for any reasonable out-of-pocket costs incurred in providing any Tax Return, document or other written information, upon receipt of reasonable documentation of such costs. Each party hereto will retain all returns, schedules and workpapers, and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) for the taxable years to which such returns and other documents relate and, unless such Tax Returns and other documents are offered to the other parties hereto, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting any audit or other proceeding.

           2. Meaning of Receipt or Reduction. Any reference in this Agreement to the receipt by a party of an amount, or a reduction in a tax liability of a party or interest with respect thereto shall (except where the context indicates to the contrary) include any offset or credit against any other tax liability of such party, and shall be deemed to have been received or refunded at the time such other tax liability (or interest thereon) would otherwise have been due.

           3. Character and Effect of Payments. All amounts paid pursuant to this Agreement by one party to another, including all payments in discharge of an outstanding balance in an Intercompany Account, shall be treated by the parties for all Tax purposes as non-taxable recoveries of capital in the nature of intercompany settlements of liabilities existing on or before the Deconsolidation Date, other than Post-Deconsolidation Correlative Amounts. With respect to Post-Deconsolidation Correlative Amounts or if, notwithstanding such treatment by the parties, as a result of a Final Determination the federal, state, local or foreign income tax liability of any party hereto shall be increased as a result of its receipt of a payment pursuant to this Agreement, such payment shall be appropriately adjusted so that the amount of such payment, as adjusted, reduced by the amount of all income taxes payable with respect to the receipt thereof (but taking into account all correlative tax benefits resulting from the payment of such income taxes), shall equal the amount of the payment which the party receiving such payment would otherwise be entitled to received pursuant to this Agreement.

           4.  Entire Agreement; Termination of Prior Agreements.

                a. Subject to paragraph b. of this Section, this Agreement constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all other agreements, if any, whether or not written, in respect of any Tax between or among any of the Subgroup Members and TCI, and all such agreements are hereby canceled and any rights or obligations existing thereunder are hereby fully and finally settled without any payment by any party thereto. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto.

                b. The Amended Agreement shall continue in full force and effect, and shall continue to govern the allocation to and sharing by the parties thereto, their former or current Subsidiaries, and any other former or current member of the TCI Affiliated Group intended to be bound thereby of federal, state, local and foreign taxes for taxable periods prior to the Effective Date and any contest, claim, controversy or dispute which may arise (whether before, on or after the Effective Date) with respect to the subject matter of the Amended Agreement relating to any such period. The execution and delivery of this Agreement is not intended to constitute a waiver, release, discharge or modification of or to otherwise affect any of the respective rights, powers, obligations and liabilities (whether accrued, contingent, known, unknown, now existing or hereafter arising) of any of the parties to the Amended Agreement, any of their former or current Subsidiaries, or any other former or current member of the TCI Affiliated Group intended to be bound thereby with respect to any such period.

           5. Effective Date. This Agreement is effective as of the Effective Date. This Agreement shall continue in effect until otherwise agreed in writing by TCI and each Subgroup.

           6. Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing and shall be duly given if delivered and mailed (registered or certified mail, postage prepaid, return receipt requested) to the address set forth below or such other address as any party shall give written notice to the other:

                  If to TCI, to:

                  Tele-Communications, Inc.
                  Attn:  Colin Stoner
                  Terrace Tower II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000

                  If to a member of the Cable Subgroup, to:

                  TCI Communications, Inc.
                  Attn: Bernard Schotters
                  Terrace Tower II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000

or to such other member of the Cable Subgroup, that the Cable Subgroup may designate as its representative hereunder, at its address as shown in the books and records of TCI.

                  If to a member of the Programming Subgroup, to:

                  Liberty Media Corporation
                  Attn:  Robert Bennett
                  8101 E. Prentice Avenue, Suite 500
                  Englewood, CO  80111

or to such other member of the Programming Subgroup, that the Programming Subgroup may designate as its representative hereunder, at its address as shown in the books and records of TCI.

                  If to a member of the Ventures Subgroup, to:

                  TCI Ventures Group L.L.C.
                  Attn:  Brendan Clouston
                  Terrace Tower II
                  5619 DTC Parkway
                  Englewood, Colorado 80111-3000
or to such other member of the Ventures Subgroup, that the Ventures Subgroup may designate as its representative hereunder, at its address as shown in the books and records of TCI.

           7. Resolution of Disputes. Any disputes between any parties hereto concerning the calculation of amounts, allocation or attribution of costs or of any Tax or Tax Item or similar accounting matters shall be resolved by a nationally recognized public accounting firm selected by the parties involved in such dispute, whose fees and expenses shall be shared by such parties.

           8. Application to Present and Future Subsidiaries and First Tier LLCs. This Agreement is being entered into by TCI, and each of TCIC, Liberty and Ventures, on behalf of themselves and their respective Subgroups. This Agreement shall constitute a direct obligation of each First Tier LLC and each corporation that is a member of the TCI Affiliated Group, and shall be deemed to have been adopted and affirmed on behalf of any limited liability company or corporation that becomes a First Tier LLC or a member of the TCI Affiliated Group. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the limited liability companies or corporations bound hereby.

           9. Comprehensive Settlement. Following the expiration of the statute of limitations for all taxable years ending before the Deconsolidation Date, and for the taxable year which includes the Deconsolidation Date, of a Subgroup or Subgroup Member that ceases to be part of the TCI Affiliated Group, under every federal, state, local, or foreign Tax law under which such First Tier LLC or corporation may have a material liability for such years, the parties hereto shall each, if requested by one of the others, agree to negotiate in good faith in an effort to reach an appropriate settlement of all of the then remaining obligations of such Subgroup and its Subgroup Members under this Agreement.

           10. Governing Law. This Agreement shall be governed by the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

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



           IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.


                                        TELE-COMMUNICATIONS, INC.


                                        By /s/ Leo J. Hindery, Jr.
                                           ------------------------------------

                                        TCI COMMUNICATIONS, INC.


                                        By /s/ Leo J. Hindery, Jr.
                                           ------------------------------------


                                        LIBERTY MEDIA CORPORATION


                                        By /s/ Robert R. Bennett
                                           ------------------------------------



                                        TCI VENTURES GROUP L.L.C.


                                        By /s/ Bernard W. Schotters
                                           ------------------------------------








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